EXHIBIT 14(b)

                                  [LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the use in the Registration Statement of First American Strategy Funds, Inc. on Form N-14, under the Securities Act of 1933, of our report dated September 12, 1996, relating to the Qualivest Allocated Conservative Fund, Qualivest Allocated Balanced Fund, Qualivest Allocated Growth Fund, and Qualivest Allocated Aggressive Fund, incorporated by reference and to the reference to us as "experts" under the caption "Financial Statements" in such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Dayton, Ohio
August 6, 1997